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Exhibit 5.1

24 September 2019

Manchester United plc
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9005
Cayman Islands

Dear Sirs

MANCHESTER UNITED PLC

        We have acted as Cayman Islands counsel to Manchester United plc, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the "Company") in connection with its filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-3 (as amended, the "Registration Statement"), including a base prospectus (the "Base Prospectus") which provides that it will be supplemented by one or more prospectus supplements (each a "Prospectus Supplement"), under the U.S. Securities Act of 1933, as amended (the "Act"), relating to the registration for issue and sale by the Company of certain Class A ordinary shares, par value $0.0005 per share, debt securities, warrants, purchase contracts and units.

        We refer to the following securities referenced in the Base Prospectus (the "Equity Securities"):

  (a)
  Class A ordinary shares, par value $0.0005 per share to be issued by the Company from time to time (the "New Shares");

  (b)
  Class A ordinary shares, par value $0.0005 per share held on the date hereof by the "selling shareholders" referred to in the Base Prospectus (the "Selling Shareholders") (the "Original Shares"); and

  (c)
  Class A ordinary shares, par value $0.0005 per share resulting from the conversion of the Class B ordinary shares, par value $0.0005 per share held by the Selling Shareholders in accordance with the provisions of the Articles (defined in Schedule 1) (such shares, the "Converted Shares").

        We have been advised that the Equity Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Base Prospectus contained therein and any Prospectus Supplement and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Base Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Equity Securities.

        For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

        In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

        We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

        Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

  1.
  With respect to the New Shares: when (a) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such New Shares will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

  2.
  With respect to the Original Shares: such Original Shares have been duly authorised by all necessary corporate action of the Company, have been validly created and legally issued, and are fully paid and non-assessable.

  3.
  With respect to the Converted Shares: such Converted Shares have been duly authorised by all necessary corporate action of the Company and upon (a) conversion of such securities in accordance with the provisions of the Articles and (b) the making of valid book-entry notations in the register of members of the Company, such Converted Shares will have been legally issued, fully paid and non-assessable.

        This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is for your benefit and the benefit of your legal advisors acting in that capacity in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Base Prospectus under the heading "Legal Matters". We further consent to the incorporation by reference of this opinion and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Equity Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

        This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ WALKERS WALKERS

 SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 30 April 2012, the certificate of incorporation on change of name dated 8 August 2012, the Register of Directors in each case of the Company and the Amended and Restated Memorandum and Articles of Association of the Company adopted on 8 August 2012 (the "Articles") provided to us by the registered office of the Company in the Cayman Islands and the Register of Members of the Company provided to us by the Company's transfer agent.

2.
A copy of the executed minutes of a meeting of the Board of Directors of the Company dated 17 September 2019 (the "Resolutions").

3.
Copies of the following documents (the "Documents"):

(a)
the Registration Statement and Base Prospectus; and

(b)
such other documents as we have deemed necessary to render the opinion set forth herein.

 SCHEDULE 2

ASSUMPTIONS

1.
All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to or in connection with the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.
The resolutions authorising the issuance of the Equity Securities are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.
The originals of all documents examined in connection with this opinion are authentic. The Documents conform in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

4.
Each of the Registration Statement, Base Prospectus and any Prospectus Supplement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Equity Securities and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.
We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.
On the date of issue of the New Shares the Company shall have sufficient authorized but unissued share capital available.

7.
The Resolutions were duly adopted at a duly convened meeting of the Board of Directors held and conducted in accordance with the Articles.

8.
The Company has received, or will on issue of the relevant Equity Securities receive, consideration in money or money's worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.
The Company has, or will on issue of the relevant Equity Securities have, issued and sold the shares in the manner contemplated by the Registration Statement, Base Prospectus and any Prospectus Supplement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.
There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth herein.

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  Exhibit 5.1
SCHEDULE 1 LIST OF DOCUMENTS EXAMINED
SCHEDULE 2 ASSUMPTIONS